SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2019

           BRIDGELINE DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33567	52-2263942
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Summit Drive

Burlington, MA 01803

(Address of principal executive offices, including zip code)

  (781) 376-5555

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Exchange Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement

On February 13, 2019, Bridgeline Digital, Inc., a Delaware corporation (“Bridgeline Digital”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) with Seevolution, Inc. a Delaware corporation, (“Seevolution”), Celebros, Inc. (“Celebros”), a Delaware corporation, and Elisha Gilboa, an individual shareholder, collectively Seevolution.

The Asset Purchase Agreement sets forth the terms and conditions pursuant to which Bridgeline Digital acquired certain assets of Seevolution in exchange for consideration paid to the Seevolution consisting of an initial payment of (i) $400,000 in cash, and (ii) the issuance of 2,000,000 shares of Bridgeline Digital common stock. Additional consideration includes $100,000 ($10,000 per month), in future cash payments beginning on April 30, 2019 by Bridgeline Digital to Seevolution over a total of ten (10) months.

The parties to the Asset Purchase Agreement made customary representations, warranties and covenants therein, and the completion of the acquisition of assets of Seevolution and was subject to customary conditions described therein.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreement, a copy of which is filed as an exhibit hereto and is incorporated herein by reference.

Prior to the acquisition, the Company had no material relationships with Seevolution, Celebros or Elisha Gilboa.

Item 3.02. Unregistered Sales of Equity Securities

On February 14, 2019, Bridgeline Digital issued 2,000,000 shares of Bridgeline Digital common stock as partial consideration for the acquisition of the certain assets of Seevolution. The shares were issued to Seevolution pursuant to the terms of the Asset Purchase Agreement. The shares were issued without registration and are subject to restrictions under the Securities Act of 1933 and the securities laws of certain states, in reliance on the private offering exemptions contained in Section 4(2) of the Securities Act of 1933 and on Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state laws as a transaction not involving a public offering.

Item 7.01. Regulation FD Disclosure

The information contained in Item 7.01 to this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise be subject to the liabilities of that section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Item 9.01 Financial Statements and Exhibits.

Explanatory Note Regarding Exhibits

Investors should not rely on or assume the accuracy of representations and warranties in negotiated agreements that have been publicly filed because such representations and warranties may be subject to exceptions and qualifications contained in separate disclosure schedules, because such representations may represent the parties’ risk allocation in the particular transaction, because such representations may be qualified by materiality standards that differ from what may be viewed as material for securities law purposes or because such representations may no longer continue to be true as of any given date.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1

Asset Purchase Agreement, dated as of February 13, 2019, by and among Bridgeline Digital, Inc., Seevolution, Inc. a Delaware corporation, (“Seevolution”), Celebros, Inc. (“Celebros”), a Delaware corporation, and Elisha Gilboa, an individual shareholder, collectively Seevolution.

(1)	Schedules to the Asset Purchase Agreement have been omitted and are available to be provided supplementally to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGELINE DIGITAL, INC.
(Registrant)

By:	/s/ Carole Tyner
Chief Financial Officer

Date: February 14, 2019

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.1

Asset Purchase Agreement, dated as of February 13, 2019, by and among Bridgeline Digital, Inc., Seevolution, Inc. a Delaware corporation, Celebros, Inc., a Delaware corporation, and Elisha Gilboa, an individual shareholder, collectively “Seevolution”).